Pricing Supplement No. 2                                       Rule 424(b)(2)

Dated:  September 22, 2003                       Registration No.  333-103711

               (To Prospectus dated March 31, 2003,
          and Prospectus Supplement dated June 26, 2003)

                      WELLS FARGO & COMPANY
                   Medium Term Notes, Series E
                       Floating Rate Notes

Principal Amount:              $1,250,000,000.00

Issue Price:                   100%

Proceeds to Company:           $1,249,375,000

Original Issue Date:           September 29, 2003

Stated Maturity:               September 29, 2005

Form:                          Book Entry

Base Rate:                     LIBOR

Initial Interest Rate:         LIBOR plus 3 basis points; to be determined
                               two London Banking Days prior to the Original
                               Issue Date

Interest Payment Dates:        Quarterly on the 29th of March,
                               June, September, and December,
                               commencing December 29, 2003

Regular Record Dates:          Fifteen calendar days preceding
                               each Interest Payment Date

Interest Determination Dates:  Second London Banking Day
                               preceding each Interest Reset Date

Interest Reset Dates:          Quarterly on the 29th of March,
                               June, September, and December,
                               commencing December 29, 2003

Index Maturity:                3-Month

Spread:                        + 3 basis points

Agents:                        J.P. Morgan Securities Inc.
                               Lehman Brothers Inc.
                               Wells Fargo Brokerage Services LLC
                               Blaylock & Partners

Currency:                      U.S. Dollars

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Other Terms:  CUSIP #94974BAW0
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